EXHIBIT 99.3

                              CMPEXPRESS.COM, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                  Page No.
                                                                                                  --------

Report of Independent Accountants.............................................................        8

Balance Sheets, at December 31, 1999 and August 31, 2000 (Unaudited)..........................        9

Statements of Operations, for the Year Ended December 31, 1999 and Eight Months Ended
 August 31, 1999 and 2000 (Unaudited).........................................................       10


Statements of Changes in Stockholders' Equity (Deficit), for the Year Ended December 31, 1999
 and Eight Months Ended August 31, 2000 (Unaudited)...........................................       11


Statements of Cash Flows, for the Year Ended December 31, 1999 and Eight Months Ended
 August 31, 1999 and 2000 (Unaudited).........................................................       12


Notes to Financial Statements.................................................................       13


REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of
CMPExpress.com, Inc.:

  In our opinion, the accompanying balance sheet and the related statement of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of CMPExpress.com, Inc. at December 31, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibilty of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                         /s/ PricewaterhouseCoopers LLP
                                         Philadelphia, Pennsylvania
                                         March 3, 2000, except for Note 10,
                                         as to which the date is August 16, 2000

                              CMPEXPRESS.COM, INC.

                                 Balance Sheets
                                 (IN THOUSANDS)

                                                           DECEMBER 31,       AUGUST 31,
                                                               1999              2000
                                                               ----              ----
                                                                              (unaudited)
                       Assets
Current Assets:
  Cash and cash equivalents ........................         $    349          $    385
  Accounts receivable, net .........................            5,514             5,558
  Other current assets .............................               59               247
                                                             --------          --------
     Total current assets ..........................            5,922             6,190
Property and equipment, net ........................              416               843
Other assets .......................................               33                52
                                                             --------          --------
     Total assets ..................................         $  6,371          $  7,085
                                                             ========          ========

         Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable .................................            4,463             6,033
  Accrued expenses .................................              464               513
  Line of credit ...................................             --               1,554
  Notes payable ....................................             --                 930
  Refunds due to customers .........................              406               467
                                                             --------          --------
     Total current liabilities .....................            5,333             9,497
Capital lease obligations, excluding current portion             --                 106
Other liabilities ..................................             --               1,029
                                                             --------          --------
     Total liabilities .............................            5,333            10,632
Stockholders' equity:
  Redeemable preferred stock .......................            2,938             3,140
  Common stock .....................................                8                 8
  Additional paid-in capital .......................              163               708
  Accumulated deficit ..............................           (2,071)           (7,403)
                                                             --------          --------
     Total stockholders' equity ....................            1,038            (3,547)
                                                             --------          --------
     Total liabilities and stockholders' equity ....         $  6,371          $  7,085
                                                             ========          ========



              See accompanying notes to the financial statements.

                              CMPEXPRESS.COM, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                                     EIGHT MONTHS   EIGHT MONTHS
                                                                       YEAR ENDED        ENDED          ENDED
                                                                      DECEMBER 31,    AUGUST 31,     AUGUST 31,
                                                                          1999           1999           2000
                                                                          ----           ----           ----
                                                                                    (unaudited)    (unaudited)
Net sales.........................................................       $42,836        $28,201        $38,651
Cost of sales.....................................................        39,329         26,147         35,104
                                                                         -------        -------        -------
  Gross profit....................................................         3,507          2,054          3,547
Operating expenses:
  Sales and marketing.............................................         2,702          1,620          3,192
  General and administrative......................................         2,742          1,335          3,681
                                                                         -------        -------        -------
     Total operating expenses.....................................         5,444          2,955          6,873
                                                                         -------        -------        -------
  Loss from operations............................................        (1,937)          (901)        (3,326)
Other income (expense), net.......................................            46             24         (1,804)
                                                                         -------        -------        -------
  Net loss........................................................       $(1,891)       $  (877)       $(5,130)
                                                                         =======        =======        =======



              See accompanying notes to the financial statements.

                              CMPEXPRESS.COM, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                           REDEEMABLE                                        RETAINED
                                                        PREFERRED STOCK       COMMON STOCK     ADDITIONAL    EARNINGS
                                                       ------------------  ------------------   PAID-IN    (ACCUMULATED
                                                        SHARES    AMOUNT     SHARES    AMOUNT   CAPITAL      DEFICIT)       TOTAL
                                                       ---------  -------  ----------  ------ ------------ ------------- ----------
Balance at December 31, 1998..........................        --       --  10,000,000  $    1       $   20      $   766    $   787
Net loss..............................................        --       --          --      --           --       (1,891)    (1,891)
Issuance of common stock..............................        --       --          --       7          143           --        150
Subchapter S distribution.............................        --       --          --      --           --         (820)      (820)
Issuance of Series A Preferred Stock.................. 3,000,000   $2,812          --      --           --           --      2,812
Accretion of Series A Preferred Stock.................        --      126          --      --           --         (126)        --
                                                       ---------   ------  ----------  ------       ------      -------    -------
Balance at December 31, 1999.......................... 3,000,000    2,938  10,000,000       8          163       (2,071)     1,038
Accretion of Series A Preferred Stock (unaudited).....        --      202          --      --           --         (202)        --
Issuance of restricted stock (unaudited)..............        --       --          --      --          545           --        545
Net loss (unaudited)..................................        --       --          --      --           --       (5,130)    (5,130)
                                                       ---------   ------  ----------  ------       ------      -------    -------
Balance at August 31, 2000 (unaudited)................ 3,000,000   $3,140  10,000,000  $    8       $  708      $(7,403)   $(3,547)
                                                       =========   ======  ==========  ======       ======      =======    =======


              See accompanying notes to the financial statements.

                              CMPEXPRESS.COM, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   EIGHT MONTHS   EIGHT MONTHS
                                                                     YEAR ENDED        ENDED          ENDED
                                                                    DECEMBER 31,    AUGUST 31,     AUGUST 31,
                                                                        1999           1999           2000
                                                                        ----           ----           ----
                                                                                    (UNAUDITED)    (UNAUDITED)
                                                                                   -------------  -------------

Cash flows from operating activities:
 Net loss.........................................................       $(1,891)       $  (877)       $(5,130)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation....................................................            76             45            108
  Issuance of common stock grants.................................            --             --            545
  (Increase) in operating assets:
   Accounts receivable............................................        (3,955)        (1,139)           (44)
   Advance to stockholder.........................................            --            529             --
   Other assets and deposits......................................           (73)           (50)          (207)
  (Decrease) increase in operating liabilities:
   Accounts payable...............................................         1,900            353          1,570
   Accrued expenses and other liabilities.........................           244           (122)            78
   Refunds due to customers.......................................           184             86             61
                                                                         -------        -------        -------
    Net cash used in operating activities.........................        (3,515)        (1,175)        (3,019)
                                                                         -------        -------        -------

Cash flows from investing activities:
 Purchases of property and equipment..............................          (360)          (247)          (429)
                                                                         -------        -------        -------
    Net cash used in investing activities.........................          (360)          (247)          (429)
                                                                         -------        -------        -------

Cash flows from financing activities:
 Increase in line of credit.......................................            --             --          1,554
 Increase in notes payable........................................            --             --            930
 Issuance of convertible notes payable............................            --             --          1,000
 Sale of common shares............................................             7              7             --
 Payments to stockholder..........................................           529             --             --
 Sale of preferred shares.........................................         2,812          2,837             --
 Increase in additional paid in capital...........................           143            143             --
 Distributions to shareholders....................................          (820)          (820)            --
                                                                         -------        -------        -------
    Net cash provided by financing activities.....................         2,671          2,167          3,484
                                                                         -------        -------        -------

    Net increase (decrease) in cash and cash equivalents..........        (1,204)           745             36
                                                                         -------        -------        -------
    Cash and cash equivalents, beginning of period................         1,553          1,553            349
    Cash and cash equivalents, end of period......................       $   349        $ 2,298        $   385
                                                                         =======        =======        =======
Supplemental disclosure of cash paid for interest and taxes:
 Interest.........................................................       $     2        $     1        $   115
                                                                         =======        =======        =======
 Taxes............................................................       $    16        $     2        $     3
                                                                         =======        =======        =======

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

  During the eight month period ended August 31, 2000, we acquired assets by incurring capital lease obligations of approximately $139,000.

                See accompanying notes to financial statements.

                              CMPEXPRESS.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

Note 1 - The Company

  CMPExpress.com, Inc. ("CMP" or the "Company"), an on-line retailer of computer hardware and software that sells products to businesses, education, government and consumer end-users, was incorporated in Pennsylvania on April 9, 1987. The Company operates in a single segment.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

Revenue  Recognition

  Net sales are comprised of product sales, net of returns and allowances. Product sales are comprised of computer hardware, software and peripherals manufactured by third parties and are recognized when the products are shipped to customers. The Company records a reserve for estimated sales returns at the time of shipment based on historical return rates.

Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided over the estimated useful life of each class of assets using the straight-line and accelerated methods. The Company depreciates furniture and fixtures over seven years; office equipment over five years; and vehicles over five years. Leasehold improvements are capitalized and amortized on the straight-line basis over the shorter of their useful life or the term of the lease. Maintenance and repairs are expensed as incurred. When the property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Advertising Expense

   Advertising costs are expensed as incurred. Advertising expense charged to operations was $59,855 for the year ended December 31, 1999.

Concentration of Credit Risk

   Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and trade accounts receivable. The Company has its cash and cash equivalents placed with a high quality, creditworthy financial institution. The balances at such institutions at December 31, 1999 and periodically throughout the year are in excess of federally insured limits. As part of its cash management process, the Company performs periodic evaluation of the relative credit standing of these institutions. Concentrations of credit risk with respect to accounts receivable are limited, due to the large number of customers comprising the Company's customer base and their dispersion across may geographies. The Company generally does not require collateral or other security to support customer receivables.

                              CMPEXPRESS.COM, INC.

Vulnerability Due to Certain Concentrations

   The Company is dependent upon two major suppliers of hardware and software products. At December 31, 1999, 90% of accounts payable were due to these suppliers as well as 94% of cost of sales that were attributable to the same two suppliers.

Estimates Utilized in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Stock-Based Compensation

   Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees", and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an individual must pay to acquire the stock and amortized over the vesting period. All transactions, with other than employees in which goods and services are the consideration received for the issuance of equity instruments, such as stock options, are expensed based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. The Company has adopted the disclosure only provisions of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123) (see Note 9).

Reporting Comprehensive Income

   During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130), which establishes standards for reporting and display of comprehensive income and its components (revenues, gains and losses) in a full set of general purpose financial statements. The comprehensive income and related cumulative equity impact of comprehensive income items are required to be reported in a financial statement that is displayed with the same prominence as other financial statements. At December 31, 1999, there were no components of comprehensive income for disclosure.

Recent Accounting Pronouncements

   In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS 133 also required that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which defers the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. The Company does not expect the adoption of SFAS 133 to have a material effect on the Company's results of operations, financial position or cash flows.

                              CMPEXPRESS.COM, INC.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                                 DECEMBER 31,
                                                                     1999
                                                                     ----
                                                                 (IN THOUSANDS)
Property and equipment:
 Equipment.....................................................    $   477
 Furniture and fixtures........................................         64
 Vehicles......................................................         13
 Software......................................................         14
 Leasehold improvements........................................         19
                                                                   -------
                                                                       587
Less accumulated depreciation..................................       (171)
                                                                   -------
   Property and equipment, net.................................    $   416
                                                                   =======

Depreciation expense for the year ended December 31, 1999 was $75,880.

NOTE 4 - DEBT

  During the year ended December 31, 1999, the Company entered into a line-of-credit agreement with a bank for $3,000,000 that allows borrowings of up to 80% of the Company's qualified accounts receivable. There was no outstanding balance at December 31, 1999. The interest rate is equal to the prime rate.

NOTE 5 - ADVANCE TO STOCKHOLDER

  The Company periodically advances amounts to the majority stockholder. The advance bears interest at 6% per annum. The principal balance at December 31, 1999 was $0, and the accrued interest receivable balance at December 31, 1999 was $11,742.

  On July 30, 1999, the Company terminated its chapter S status and converted to a C Corporation (see Note 9). Upon termination, the Company made a distribution to the stockholder then used the distribution proceeds to repay the $528,825 advance due to the Company.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Leases:

  The Company leases facilities for use in their operations. Total rent expense for operating leases for the period ended December 31, 1999 amounted to appoximately $188,213.

                              CMPEXPRESS.COM, INC.

  The future minimum lease payments for noncancelable operating leases for each fiscal year ended December 31 are as follows:

                                                               (IN THOUSANDS)
 2000......................................................        $  289
 2001......................................................           263
 2002......................................................           103
 2003......................................................           102
 2004......................................................            60
 Thereafter................................................            --
                                                                   ------
   Total...................................................        $  817
                                                                   ======

NOTE 7 - EMPLOYEE BENEFIT PLAN

  Effective February 1, 1998, the CMPExpress.com, Inc. 401 (k) Savings Plan was established. The plan covers all eligible employees of the Company and allows participants to make contributions by salary reduction pursuant to Section 401
(k) of the Internal Revenue Code. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Employees may contribute up to 15% of their annual compensation. Employees vest immediately in their contributions and vest in the Company's contributions over a six-year period of service. Expense recognized under the Retirement Plan in fiscal 1999 was $20,434.

NOTE 8 - INCOME TAXES

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999, are as follows:

                                                                  (IN THOUSANDS)
Deferred tax assets:
  Federal net operating loss carryforwards......................     $   382
  Accounts receivable reserves..................................          88
                                                                     -------
                                                                         470
  Valuation allowance...........................................        (465)
                                                                     -------
                                                                           5
                                                                     -------
 Deferred tax liabilities:
  Property, plant and equipment.................................           5
                                                                     -------
                                                                           5
                                                                     -------
  Net deferred tax asset........................................     $    --
                                                                     =======

  A reconciliation of the U.S. statutory income tax rate to the effective rate (excluding the effect of the change in tax status) is as follows:

                                                                       1999
                                                                       ----

  U.S. statutory income tax rate.................................     34.00%
  State taxes, net of federal....................................      6.59%
                                                                      -----
  Effective tax rate.............................................     40.59%
                                                                      =====

                              CMPEXPRESS.COM, INC.

  Prior to July 31, 1999, CMPExpress was an S Corporation for federal and state tax purposes and therefore not subject to federal or state income taxes. After July 31, 1999, the Company is subject to federal income taxes. Due to losses, the Company has a net operating loss which may be limited due to ownership changes under IRC Section 382. Due to the uncertainty of the ownership, changes and potential ability to use the losses the net deferred asset has a 100% valuation allowance applied to it.

Note 9 - Stockholders' Equity

  Effective July 22, 1998, the Board of Directors declared a 9,500-for-one stock split effected in the form of a distribution of 9,499 shares of authorized common stock, no par value per share, for each one outstanding share of common stock. All common stock share and par value data have been retroactively adjusted to reflect this change. Additionally, the Board of Directors approved the adoption of the 1998 Equity Compensation Plan, which provides for the issuance of a maximum of 500,000 shares of common stock, no par value per share, pursuant to grants of stock options or restricted stock.

  In April 1998, the shareholders authorized an amendment and restatement to the Company's Articles of Incorporation, changing the name of the Company to CMPExpress.com, Inc. and authorizing the Company to issue 20,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As a result, the 9,500,000 authorized shares of common stock, $1 par value per share, were converted into the no par value common stock.

  In March 1998, the Company entered into an employment and subscription agreement with an officer of the Company whereby the officer purchased 500,000 shares of common stock for an aggregate purchase price of $20,000.

STOCK OPTION PLAN:

  In July 1998, the Company adopted the 1998 Equity Compensation Plan ("1998 Plan"), as amended. This plan provides for the granting of stock options to officers, directors, employees and consultants. Grants under this plan may consist of options intended to qualify as incentive stock options ("ISOs"), or nonqualified stock options that are not intended to so qualify ("NQSOs"). The option price of any ISO will not be less than the fair market value on the date the option is granted (110% of fair value in certain instances). The option price of a NQSO may be greater than, equal to, or less than the fair market value on the date the option is granted. The 1998 Plan authorizes a maximum of 500,000 shares of common stock.

  The Plan is administered by the board of directors. The board of directors determines the term of each option, provided, however, that the exercise period may not exceed ten years from the date of grant, and for ISOs, in certain instances, may not exceed five years. The options granted under this plan vest ratably over a five-year period from the date of grant.

  If compensation expense had been determined based on the fair value of the options at the grant dates for those options for which no compensation expense has been recognized, consistent with the method of SFAS 123, the Company's net loss would have been:

                                                            1999
                                                            ----
                                                        (IN THOUSANDS)
 Net loss:
  As reported..........................................   $(1,891)
  Pro forma............................................   $(1,946)

                              CMPEXPRESS.COM, INC.

  Such pro forma disclosures may not be representative of future compensation expense because options vest over several years and additional grants are made each year.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes minimum value option valuation model with the following weighted-average assumptions used for grants in 1998 and 1999, dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 5.29% and 6.43%; and expected lives of 10 and 5 years.

  A summary of the status of the Company's stock option plan as of December 31, 1999 and the change during the year ended is represented below.


                                                                                                 WEIGHTED
                                                                                                 AVERAGE
                                                                                                 EXERCISE
                                                                                     SHARES       PRICE
                                                                                     ------     ---------
 Outstanding, beginning of year................................................        38,000    $   .10
 Granted.......................................................................     1,258,268       2.15
 Cancelled/forfeited...........................................................       (17,000)       .10
                                                                                    ---------
 Outstanding, end of year......................................................     1,279,268       2.12
                                                                                    =========
 Options exercisable at year-end...............................................       (11,242)
                                                                                    =========
 Weighted average fair value of options granted during the year................                  $   .58
                                                                                                 =======

  The following table summarized information about nonqualified options outstanding at December 31, 1999:

                                      OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                                      -------------------                             -------------------
                                            WEIGHTED
                          NUMBER             AVERAGE           WEIGHTED                              WEIGHTED
     RANGE OF         OUTSTANDING AT        REMAINING           AVERAGE                               AVERAGE
     EXERCISE          DECEMBER 31,        CONTRACTUAL         EXERCISE                              EXERCISE
      PRICES               1999               LIFE               PRICE             SHARES              PRICE
      ------               ----               ----               -----             ------              -----
      $  .10              44,000               8.9              $  .10              5,800              $ .10
        2.19           1,235,268               9.6                2.19              5,442               2.19
                       ---------                                                   ------
                       1,279,268                                                   11,242
                       =========                                                   ======

Convertible Mandatory Redeemable Preferred Stock:

  The holders of the Series A Preferred Stock will accrue dividends at a rate of 8% of the Series A stated value per annum. The dividends are cumulative. On July 31, 2002, all accrued dividends will be paid to the holders of the Series A Preferred Stock and will be paid thereafter on an annual basis. If the Company consummates an initial public offering before January 2001, no dividends will be payable to the holders.

  Upon any liquidation, dissolution or winding up of the Company, liquidation proceeds will be distributed to the holders of the Series A Preferred Stock in an amount equal to the Series A stated value per share, plus all accrued and unpaid dividends. The remainder of any assets of the Company available for distribution will be distributed to the holders of the Series A Preferred Stock and then to the holders of any classes of stock ranking in liquidation junior to the Series A Preferred Stock on a pro rata basis.

                              CMPEXPRESS.COM, INC.

  Each holder of Series A Preferred Stock has the right to cause the Company to redeem up to 25% of the shares held commencing on July 30, 2004, and for each of the three years thereafter. The redemption price is equal to the stated value, plus all accrued and unpaid dividends. In accordance with terms of the Series A Preferred Stock agreement, there are other triggering events for mandatory redemption. If the Company fails to redeem the shares, in accordance with certain terms, the redemption price will bear interest at the rate of 10% per annum.

  Each holder of Series A Preferred Stock has the right to convert their shares into common stock determined by multiplying $1.00, plus all accrued and unpaid dividends per share, by the number of Series A Preferred Stock being converted, then divide that product by the conversion price $2.1905. The conversion price is subject to change based on the occurrence of certain events as defined in the Series A Preferred Stock agreement.

   The holders of Series A Preferred Stock have voting rights on a converted basis equivalent to those of common stockholders on most matters. However, the approval of a majority of Series A Preferred Stockholders is required for certain transactions.

  On July 30, 1999, the Company sold 3,000,000 shares of Series A Preferred Stock for $3,000,000. Issuance costs related to the sale were $188,524.

  On July 30, 1999, the Board of Directors created a new series of preferred stock called Series A Convertible Preferred Stock ("Series A Preferred Stock"). The Board authorized 3,000,000 shares with no par value and a stated value $1.00 per share.

Note 10 - Subsequent Event:

  In August 2000, the Company issued 2,525,853 shares of restricted stock to certain members of management. This restricted stock has a one-year vesting period and accelerated vesting upon a change in control of the Company. Additionally, in August 2000, the Company issued 350,000 shares of restricted stock to board members which have immediate vesting. As a result of this transaction, a charge for approximately $545,000 was recorded in the August 2000 statement of operations.